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                                                                    Exhibit 10.7


                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

     A. This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of April 1, 1999, at Los Angeles, California, by and between 3Dshopping.com, a California corporation ("3D"), Design Base Los Angeles Inc., a California corporation ("Design"), and Brian Smith and Todd Hosaka, who cumulatively own one hundred percent of all the issued and outstanding common stock of Design (the "Design Shareholders"). From time to time, Design and the Design Shareholders shall be referred to cumulatively as the "Transferring Parties."

     B. 3D desires to acquire from Design and Design desires to transfer to 3D, on the terms and subject to the conditions of this Agreement, the assets and properties of Design as set forth in this Agreement in exchange for the consideration described in paragraph 2. It is the intention of the parties that this transaction qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). In exchange for and in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

                                   ARTICLE I.

          TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES; CONSIDERATION.
          ------------------------------------------------------------

     1.1 Transfer of the Assets. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined herein), Design will sell, convey, transfer, assign, and deliver to 3D, and 3D will acquire from Design, all of the assets, properties, and business of Design listed in Exhibit "A" attached hereto and incorporated herein by this reference (all of which are collectively referred to as the "Assets").

     1.2 3D's Stock; Restrictions on the Transferring Parties. In consideration for the Transferred Assets, 3D shall issue to Design at the Closing, in accordance with the provisions of Article X, one or more certificates cumulatively evidencing ownership of ten thousand shares of the common stock of 3D (the "3D Shares"). The Transferring Parties shall take the 3D Shares subject to the following:

     (a) The 3D Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are not freely tradeable. The 3D Shares must be held indefinitely unless either a registration statement with respect to the 3D Shares is filed and declared effective under the Act or an exemption from the registration requirement of the Act is available. 3D has no obligation to the Transferring Parties to register any or all of the 3D Shares under the Act for

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distribution. 3D has not agreed with the Transferring Parties to comply with
Regulation A or any other exemption under the Act respecting the resale or other transfer of the 3D Shares, or any part thereof. Upon written request, 3D shall supply to the Transferring Parties all available information reasonably required to enable the Transferring Parties to make sales of any or all of the 3D Shares pursuant to Rule 144 under the Act.

     (b) 3D will affix a legend in substantially the following form to the certificates evidencing the 3D Shares:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, hypothecated, donated, or otherwise transferred, unless either the shares have been registered under said Act or an exemption from such registration requirement is available. If the shares are to be sold or transferred pursuant to an exemption from the registration requirement, the company may require a written opinion of counsel, satisfactory to counsel for the company, to the effect that registration is not required and that such transfer will not violate said Act or applicable state securities law."

     (c) Prior to any proposed sale, pledge, hypothecation, gift, or other transfer, for value or otherwise, of any or all the 3D Shares or any interest therein (a "Transfer"), the Transferring Parties shall give written notice to 3D describing the Transfer. The Transferring Parties shall not effect any Transfer unless and until 3D receives an opinion of the Transferring Parties' counsel, in form and substance acceptable to counsel for 3D, that the transfer may be effected without registration under the Act and without registration or qualification under applicable state securities laws, and satisfaction of such other conditions as may be reasonably required by counsel to 3D in order to assure compliance with the Act and with applicable state securities laws. 3D shall provide to counsel for the Transferring Parties all information reasonably requested by such counsel for the preparation of the opinion of counsel.

     1.3 Assumption of Liabilities. On the Closing Date, and subject to the completion of the acquisition of assets described in Article I, Section 1.2, 3D will assume those contracts, obligations and liabilities (the "Assumed Liabilities") which are reflected on Design's financial statements as of March 31, 1999. It is expressly understood and agreed that 3D will not be liable for any of the obligations or liabilities of Design other than the Assumed Liabilities.

     1.4 Sales and Use Taxes. Design will pay all sales and use taxes arising from the transfer of the Assets and will pay its portion, prorated as of the Closing Date, of state and local real and personal property taxes applicable for the ownership or operation of the Assets. 3D will not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing Date.

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                                   ARTICLE II.

             REPRESENTATIONS AND WARRANTIES OF TRANSFERRING PARTIES.
             ------------------------------------------------------

     Except as set forth in the accompanying Transferring Parties' Schedule of Exceptions, bearing the date of this Agreement and delivered herewith, the Transferring Parties represent and warrant that as of the date of this
Agreement:

     2.1 Corporate Standing. Design is a corporation duly organized, validly existing, and in good standing under the laws of the state of California, has all necessary corporate powers to own and convey its properties and to carry on its business as now owned and operated by it including, without limitation, all properties and business operations constituting business conducted by Design with the Assets (the "Design Business"), is duly qualified and in good standing in every jurisdiction where the failure to be so qualified or in good standing would have a material adverse effect on the Business.

     2.2 No Liens, Encumbrances. Except as reflected in Schedule 2.2 hereto, there are no liens, encumbrances or other charges on any of the Assets.

     2.3 Taxes. Within the times and in the manner prescribed by law, Design has filed all federal, state, and local tax returns and has paid all taxes, assessments, and penalties due and payable. There are no present disputes about taxes payable by Design. Within the times and in the manner prescribed by law, Design will file all federal, state, and local tax returns required by law and will pay all taxes, assessments, and penalties due and payable by Design on or after the Closing Date.

     2.4 Personal Property. Schedule 2.4 to this Agreement is a complete and accurate schedule describing and specifying the location of all equipment, furniture, supplies, and all other tangible personal property owned by, in the possession of, or used by Design, in connection with the Design Business. The property listed in Schedule 2.4 is all such tangible personal property that Design has found to be necessary for the conduct by Design of the Design Business. Except as stated in Schedule 2.4, no personal property used by Design in connection with the Design Business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of Design.

     2.5 Accounts Receivables. Except as set forth in Schedule 2.5, all account receivables reflected in Design's financial statements as of March 31, 1999 arose from valid sales in the ordinary course of business and are collectible at their full amounts to the best of our knowledge.

     2.6 Intellectual Property. Design has no knowledge of any infringement or alleged infringement by others of any trade name, trademark, service mark, or copyright which is part of the Design Business. To the best of its knowledge, Design has not infringed, and is not now infringing, on any trade name, trademark, service mark, or copyright belonging to any other

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person, firm, or Design. Design owns, or holds adequate licenses or other rights to use, all trademarks, service marks, trade names, and copyrights necessary for the Design Business as it is now conducted, and Design's use thereof does not and will not violate any rights of others. Design has the right to sell or assign to 3D all such owned trademarks, trade names, service marks, and copyrights, and all such licenses or other rights.

     2.7 Trade Secrets. Schedule 2.7 to this Agreement is a complete and accurate list, without extensive or revealing descriptions, of Design's trade secrets (as the phrase "trade secrets" is defined in the California Civil Code), including all customer lists, processes, know-how, computer programs and routines, technical documentation, and other technical data, which are part of the Design Business other than Design's customer list and other proprietary customer information. Schedule 2.7 also contains the specific location of each trade secret's documentation, including its complete description, specifications, charts, procedures, and other material relating to it. Each trade secret's documentation is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use by 3D without reliance on the special knowledge or memory of others. To the best of Design's knowledge, Design is the owner of each of these trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others. Design has taken reasonable security measures to protect the secrecy, confidentiality and value of these trade secrets; any of its employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed these secrets, or who have knowledge of or access to them, have been put on notice and, if Design deemed it appropriate, have entered into agreements that these secrets are proprietary to Design and not to be divulged or misused. To the best of Design's knowledge, its trade secrets are not part of the public knowledge or literature; to Design's knowledge they have not been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Design.

     2.8 Other Intangible Assets. Schedule 2.8 to this Agreement is a complete and accurate list of all intangible assets used in the Design Business, other than those specifically referred to elsewhere in this Agreement. It includes the location of certificates or other evidences of title to these assets.

     2.9 Good and Marketable Title. Design has good and marketable title to all the Assets and interests in the Assets, whether real, personal, mixed, tangible, or intangible, which constitute all the assets and interests in assets that are used in the Design Business. Except as set forth in this Agreement and its Exhibits and Schedules, all these assets are free and clear of restrictions on or conditions to transfer or assignment, and of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for the lien of current taxes not yet due and payable or possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the use of any of these assets or materially impair the business operations of the Design Business. Design is not in default or in arrears in any material respect under any lease which is part of the Design Business. All real property and tangible personal property of Design used in the Design

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Business are in good operating condition and repair, ordinary wear and tear excepted. Design is in possession of all premises leased to it from others which are used in the Design Business. Except for interests in 10859 Burbank Blvd. LLC, no shareholder of Design, nor any officer, director, or employee of Design, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to Design which is used in the Design Business, or any copyrights, patents, trademarks, trade names, or trade secrets licensed by Design which are used by the Design Business. At 3-D's request, any lease held by Design on any real or personal property which is used in the Design Business is, or will be, assignable to 3D on terms at least as favorable as now enjoyed by Design including the lease of 10865 Burbank Blvd.

     2.10 Customers. Schedule 2.10 to this Agreement is a correct and current list of all customers of the Design Business within the 12-month period preceding the date hereof. Except as indicated in Schedule 2.10, Design has no knowledge that any of the customers listed in Schedule 2.10 intend to cease doing business with Design's successor or materially alter the amount of the business they are presently doing with Design upon the transfer of the assets, liabilities and business as contemplated herein.

     2.11 Employees. Schedule 2.11 to this Agreement is a list of all employment contracts and collective bargaining agreements, and all pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which Design is a party or by which Design is bound. All these contracts and arrangements are in full force and effect, and neither Design nor any other party is in default under them. There have been no claims of defaults and, to the best knowledge of Design, there are no facts or conditions that, if continued, or on notice, will result in a default under these contracts or arrangements. Design has complied with all applicable laws for its respective employee benefit plans, if any, including the provisions of the Employee Retirement Income Security Act (ERISA) if and to the extent applicable. There are no threatened or pending claims by or on behalf of any such benefit plan, or any employee covered under any such plan, that allege a breach of fiduciary duties or violation of other applicable state or federal law, nor is there, to Design's knowledge, any basis for such a claim. Except as set forth in Schedule 2.11, Design has not entered into any severance or similar arrangement in respect of any present or former employee that will result in any absolute or contingent obligation of 3D or Design to make any payment to any present or former employee following termination of employment.

     2.12 Insurance. Schedule 2.12 to this Agreement is a description of all insurance policies held by Design on the Design Business or the Assets. All these policies are in the respective principal amounts set forth in Schedule
2.12. Design is not in default with respect to payment of premiums on any such policies. No claim is pending against any policy listed in Schedule 2.12, and Design has no knowledge of any facts upon which to base any claim against said insurance policies. None of the insurance carriers of the policies listed have given Design notice of termination, and Design has no knowledge of any such carrier's intent to terminate such policies.

     2.13 Other Contracts. Except as set forth in the Assumed Liabilities on Exhibit "B", Design is not a party to, nor is its property bound by, any distributor's or manufacturer's representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, mortgage, deed of trust, or lease; or any agreement that is unusual in nature, duration, or amount (including any agreement requiring the performance by Design of any obligation for a period of time extending beyond one year from the Closing Date or calling for consideration of more than $10,000.00). There is no default or event that, with notice or lapse of time or both, would constitute a default by any party to any of these agreements which default would be material to the business of Design. Design has not received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements.

     2.14 No Adverse Laws. Design has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting the operation of the Design Business or the real estate in which it conducts its business. To the best of its knowledge, there are no such violations.

     2.15 No Adverse Litigation. Except as set forth in Schedule 2.15, there is no pending, or, to the best of Design's knowledge, threatened, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Design. The matters set forth in Schedule 2.15, if decided adversely to Design, will not result in a material adverse change in the business, assets, or financial condition of Design. Design has furnished or made available to 3D copies of all relevant court papers and other documents relating to the matters set forth in Schedule 2.15. Design is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Except as set forth in Schedule 2.15, Design is not presently engaged in any legal action to recover moneys due to, or damages sustained by, it.

     2.16 All Necessary Powers. Design has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons other than Design are necessary in connection with it. The execution and delivery of this Agreement by Design have been duly authorized by all necessary corporate action on the part of Design.

     2.17 Agreement Will Not Cause Breach. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (1) a breach of any term or provision of this Agreement; (2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Design, or any material contract to which Design is a party; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Design; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the properties of Design.

     2.18 Authority. Design has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any person other than Design (or its officers and board of directors) are necessary in connection with it. The execution and delivery of this Agreement by Design have been duly authorized by all necessary corporate action on the part of Design. Design has received, reviewed, and had an adequate opportunity to reflect upon and ask questions about, all information required to be given to Design under Regulation D promulgated under Section 4(2) of the Act.

     2.19 Investment Warranties. The 3D Shares are being acquired for investment in the Transferring Parties' own accounts, and, except as permitted by applicable law, not with a view to sale or resale, distribution (as that term is defined in the Act), or transfer, or to offers in connection therewith. When the 3D Shares have been issued to Design, no persons other than the Transferring Parties will have a beneficial interest therein. The Transferring Parties have received, reviewed, and had an adequate opportunity to reflect upon, ask questions about and meaningfully evaluate, all information which is required to be given to the Transferring Parties under Regulation D promulgated under the Act.

     2.20 No Shareholders Other than the Design Shareholders. Design has no shareholders other than the Design Shareholders.

     2.21 Certain Representations and Warranties Regarding Code Section 368(a)(1)(C).

     (a) 3D will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Design immediately prior to the transaction. For purposes of this representation, amounts paid by Design to dissenters, amounts paid by Design to shareholders who receive cash or other property, Design assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Design prior to and in connection with the transfer, will be included as assets of Design held immediately prior to the transaction.

     (b) Design will distribute the 3D Shares and other property, if any, received in the transaction, and its other properties, in pursuance of the plan of reorganization as soon as practicable and in any event not later than 12 months after the Closing Date.

     (c) The liabilities of Design assumed by 3D and the liabilities to which the transferred assets of Design are subject were incurred by Design in the ordinary course of its business.

     (d) During the five-year period ending on the Closing Date, neither Design nor any person related to Design (as defined in Temporary Treasury Regulation ss.1.368-1T(e)(2)(ii)) has directly or through any transaction, agreement, or arrangement with any other person, (1) acquired stock of Design with consideration other than stock of 3D or Design, or (2) redeemed or made distributions with respect to Design stock.

     (e) Design and the shareholders of Design will pay their respective expenses, if any, incurred in connection with the transaction.

     (f) There is no intercorporate indebtedness existing between 3D and Design that was issued, acquired, or will be settled at a discount.

     (g) Design is not an investment company as defined in Code Section 368(a)(2)(F)(iii) and (iv).

     (h) 3D does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of Design.

     (i) The fair market value of the assets of Design transferred to 3D will equal or exceed the sum of the liabilities assumed by 3D, plus the amount of liabilities, if any, to which the transferred assets are subject.

     (j) Design is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).

     (k) None of the compensation received by any shareholder-employee of Design will be separate consideration for, or allocable to, any of his shares of Design stock; none of the shares of 3D stock received by any shareholder-employee of Design will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     (l) No Design shareholder has guaranteed any debt of Design, with the exception of a credit line at Union Bank, North Hollywood, CA.

     (m) Design has not paid dividends financed, directly or indirectly, with borrowed funds.

                                  ARTICLE III.

                      REPRESENTATIONS AND WARRANTIES OF 3D.
                      ------------------------------------

     Except as set forth in the accompanying 3D's Schedule of Exceptions, bearing the date of this Agreement and delivered herewith, 3D represents and warrants that as of the date of this Agreement: There is no Schedule of Exceptions.

     3.1 3D's Shares. The 3D Shares are, and at the time of the Closing will be, free and clear of all liens, interests and/or encumbrances. 3D has all power and authority necessary to convey the 3D Shares to Design as provided in this Agreement, and the conveyance thereof as set forth in this Agreement shall not breach any agreement or understanding of 3D with any third person.

     3.2 Information. The information provided to the Transferring Parties by 3D regarding 3D's business and financial condition including, without limitation, the statements, information and facts contained in the Registration Statement on Form S-1, as amended, as filed with the Securities and Exchange Commission, is, to the best of 3D's knowledge, materially accurate and not misleading.

     3.3 Certain Representations and Warranties Regarding Code Section 368(a)(1)(C).

     (a) Neither 3D nor any person related to 3D (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has any plan or intention to acquire or redeem any of the stock of 3D issued in the transaction either directly or through any transaction, agreement, or arrangement with any other person.

     (b) 3D has no plan or intention to sell or otherwise dispose of any of the assets of Design acquired in the transaction, except for dispositions made in the ordinary course of business.

     (c) Following the transaction, 3D will continue the historic business of Design or use a significant portion of Design's historic business assets in a business (within the meaning of Treasury Regulation Section 1.368-1(d)).

     (d) 3D will pay all its expenses, if any, incurred in connection with the transaction.

     (e) There is no intercorporate indebtedness existing between 3D and Design that was issued, acquired, or will be settled at a discount.

     (f) 3D is not an investment company as defined in Code Section 368(a)(2)(F)(iii) and (iv).

     (g) 3D does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of Design.

     (h) Prior to or in the transaction, neither 3D nor any person related to 3D (as defined in Treasury Regulation ss. 1.368(e)(3)) will have acquired directly or through any transaction, agreement or arrangement with any other person, stock of Design with consideration other than common stock of 3D.

     3.4 Corporate Standing. 3D is a corporation duly organized, validly existing, and in good standing under the laws of the state of California, has all necessary corporate powers to own and convey its properties and to carry on its business as now owned and operated by it including, without limitation, all properties and business operations constituting business conducted by 3D with the Assets (the "3D Business"), is duly qualified and in good standing in every jurisdiction where the failure to be so qualified or in good standing would have a material adverse effect on the 3D Business.

     3.5 No Adverse Laws. 3D has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting the operation of the 3D Business or the real estate in which it conducts its business. To the best of its knowledge, there are no such violations.

     3.6 All Necessary Powers. 3D has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons other than 3D are necessary in connection with it. The execution and delivery of this Agreement by 3D has been duly authorized by all necessary corporate action on the part of 3D.

     3.7 Agreement Will Not Cause Breach. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (1) a breach of any term or provision of this Agreement; (2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation or bylaws of 3D, or any material contract to which 3D is a party; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of 3D; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the properties of 3D.

     3.8 Authority. 3D has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any person other than 3D (or its officers and board of directors) are necessary in connection with it. The execution and delivery of this Agreement by 3D have been duly authorized by all necessary corporate action on the part of 3D. 3D has received, reviewed, and had an adequate opportunity to reflect upon and ask questions about, all information required to be given to 3D under Regulation D promulgated under Section 4(2) of the Act.

                                   ARTICLE IV.

                        DESIGN'S PRE-CLOSING OBLIGATIONS.
                        --------------------------------

     From the date of this Agreement until the Closing:

     4.1 3D's Access. 3D and its counsel, accountants, and other representatives will have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to the Design Business. Design will furnish or cause to be furnished to 3D and its representatives all data and information concerning the Design Business that may reasonably be requested.

     4.2 Continue Insurance. Design will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business. At the request of 3D and at 3D's sole expense, the amount of insurance against fire and other casualties that, at the date of this Agreement, Design carries in respect of the operations of the Design Business will be increased by the amount or amounts 3D will specify.

     4.3 Compensation Plans. Except as may be agreed to by 3D in writing, Design will not do, or agree to do, any of the following acts: (1) make any change in compensation payable, or to become payable, to any employee, sales agent, or representative of the Design Business; (2) make any change in benefits payable to any employee, sales agent, or representative of the Design Business under any bonus or pension plan or other contract or commitment; or (3) make any change in any leasing arrangement it has with any of its officers, directors or shareholders, or any affiliates thereof.

     4.4 Extraordinary Contracts. In connection with the Design Business, Design shall not, without 3D's written consent, do or agree to do any of the following acts: (1) enter into any contract, commitment, or transaction not in the usual course of its business; (2) enter into any contract, commitment, or transaction in the usual course of business involving an amount exceeding $20,000, individually, or $50,000 in the aggregate; (3) make any capital expenditures in excess of $25,000 for any single item or $50,000 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $25,000; or (4) sell or dispose of any capital assets with a net book value exceeding $10,000, individually, or $25,000 in the aggregate.

     4.5 Change in Contracts. In connection with the Design Business, Design will not modify, amend, cancel, or terminate any of its existing contracts or agreements, or agree to do any of those acts.

     4.6 Corporate Authorization. Design will deliver to 3D, on or before the Closing Date, a written consent of the Design Shareholders (1) authorizing and approving the sale of the Assets to 3D on the terms and conditions provided in this Agreement, and (2) authorizing and approving the change of the name of Design to a name to be decided upon which will not be misleadingly similar to "Design Base", or any variant thereof.

     4.7 Warranties Remain True. All warranties of the parties set forth in this Agreement and in any written statements delivered to 3D by Design under this Agreement will be as true and correct on the Closing Date as if made on that date.

                                   ARTICLE V.

                          3D'S PRE-CLOSING OBLIGATIONS.
                          ----------------------------

     5.1 Obtaining Consent. 3D will use its best efforts to assist Design in obtaining the consent of all necessary persons and agencies to the assignment and transfer to 3D of the Assets and the assumed liabilities.

     5.2 Warranties Remain True. All warranties of the parties set forth in this Agreement and in any written statements delivered to Design by 3D under this Agreement will be as true and correct on the Closing Date as if made on that date, except for the Registration Statement on 3D's Form S-1, as amended, which only speaks as of its effective date.

     5.3 Compliance with Law. 3D will comply with the reporting obligations required to effect sales of its securities under Rule 144 under the Securities Act of 1933.

                                   ARTICLE VI.

                         CONDITIONS TO 3D'S PERFORMANCE.
                         ------------------------------

     6.1 Conditions Precedent Must be Met. The obligations of 3D to acquire the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article VI. 3D may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition constitutes a waiver by 3D of any of its other rights or remedies, at law or in equity, if Design is in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Warranties Still True. Except as otherwise permitted by this Agreement, all representations and warranties by Design in this Agreement, or in any written statement that will be delivered to 3D by Design under this Agreement, must be true in all material respects on the Closing Date as though made at that time.

     6.3 All Conditions Met. On or before the Closing Date, Design will have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required of it this Agreement.

     6.4 No Adverse Changes. During the period from the date of this Agreement to the Closing Date, there will not have been any material adverse change in the financial condition or the results of operations of the Design Business, and the Design Business will not have sustained any material loss or damage to its insured or uninsured assets that materially affects its ability to conduct the Design Business.

     6.5 No Litigation. Design will not have received notice of any action, suit, or proceeding, instituted or threatened, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation.

     6.6 All Needed Authorization. The execution and delivery of this Agreement by Design and the performance of its covenants and obligations under it, will have been duly authorized by all necessary corporate action, and 3D will have received copies of all resolutions pertaining to that authorization, certified respectively by the secretary of Design.

     6.7 Officers' Certificate. 3D will have received a certificate, dated the Closing Date, signed and verified by Design's president or vice president and its treasurer or assistant treasurer, stating, in such detail as 3D and its counsel may reasonably request, that to the best of their knowledge the conditions specified in paragraphs 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 have been met.

                                  ARTICLE VII.

                       CONDITIONS TO DESIGN'S PERFORMANCE.
                       ----------------------------------

     7.1 Conditions Precedent Must Be Met. The obligations of Design to transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article VII. Design may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition constitutes a waiver by Design of any of its other rights or remedies, at law or in equity, if 3D is in default of any of its representations, warranties, or covenants under this Agreement.

     7.2 All Warranties Still True. All representations and warranties by 3D contained in this Agreement or in any written statement delivered by 3D under this Agreement must be true on and as of the Closing Date as though such warranties were made on and as of that date.

     7.3 All Conditions Met. 3D will have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing Date.

     7.4 No Litigation. 3D will not have received notice of any action, suit, or proceeding, instituted or threatened, before any court or any governmental body or authority, pertaining to the transaction contemplated in this Agreement or to its consummation.

     7.5 No Adverse Changes. During the period from the date of this Agreement to the Closing Date, there will not have been any material adverse change in the financial condition or the results of operations of the 3D Business, and the 3D Business will not have sustained any material loss or damage to its insured or uninsured assets that materially affects its ability to conduct the 3D Business.

     7.6 All Needed Authorization. The execution and delivery of this Agreement by 3D and the performance of its covenants and obligations under it, will have been duly authorized by all necessary corporate action, and Design will have received copies of all resolutions pertaining to that authorization, certified respectively by the secretary of 3D.

     7.7 Officers' Certificate. Design will have received a certificate, dated the Closing Date, signed and verified by 3D's president or vice president and its treasurer or assistant treasurer, stating, in such detail as Design and its counsel may reasonably request, that to the best of their knowledge the conditions specified in paragraphs 7.1, 7.2, 7.3, 7.4, 7.5, and 7.6 have been met.

                                  ARTICLE VIII.

                                    CLOSING.
                                    -------

     Time and Place. The transfer of the 3D Shares and the conveyance of the Assets between Design and 3D (the "Closing") will take place at the offices of 3D at 1:00 p.m. local time, on April 1, 1999 (the "Closing Date"), or at such other time and place as the parties may agree to in writing.

                                   ARTICLE IX.

                THE TRANSFERRING PARTIES' OBLIGATIONS AT CLOSING.
                ------------------------------------------------

     9.1 Assignment and Transfer. At the Closing, if and to the extent required by 3D, Design shall use its best efforts to deliver or cause to be delivered to 3D: (a) assignments of all leaseholds, properly executed and acknowledged by Design, and accompanied by all consents of lessors required by this Agreement and the leases being assigned; and (b) instruments of assignment and transfer of all other property of Design of every kind and description and wherever situated, which constitute the Assets.

     9.2 Transfer of Property. Simultaneously with the consummation of the transfer, Design, through its officers, agents, and employees, will use its best efforts to put 3D in full possession and enjoyment of all properties and assets to be conveyed and transferred by this Agreement.

     9.3 Other Acts and Assurances. Design, either before or after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by 3D, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by 3D for the purpose of assigning, transferring, granting, conveying, and confirming to 3D, or reducing to possession, any or all property to be conveyed and transferred under this Agreement. If requested by 3D, Design will prosecute or otherwise enforce in its own name for the benefit of 3D any claims, rights, or benefits that are transferred to 3D under this Agreement and that require prosecution or enforcement in Design's name. Any prosecution or enforcement of claims, rights, or benefits under this paragraph will be solely at 3D's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Design.

     9.4 Dissolution. From and after the Closing Date, Design will not engage in any business, will promptly liquidate and dissolve as a corporation, and will distribute the 3D Shares received pursuant to this Agreement, together with any remaining assets, to the Design Shareholders in complete cancellation and redemption of their shares of Design.

                                   ARTICLE X.

                          3D'S OBLIGATIONS AT CLOSING.
                          ---------------------------

     Delivering 3D's Shares. At the Closing, 3D will deliver to Design the 3D Shares, endorsed in a form reasonably satisfactory to Design to and in favor of Design.

                                   ARTICLE XI.

                      THE TRANSFERRING PARTIES' INDEMNITY.
                      -----------------------------------

     11.1 Indemnification. The Transferring Parties will indemnify, defend, and hold harmless 3D against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorneys' fees, that 3D incurs or suffers, that arise from any breach of, or failure by the Transferring Parties to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished (or later furnished under Paragraph 9.2 hereof) by the Transferring Parties under this Agreement. Despite any other provision of this Agreement, the Transferring Parties will not be liable to 3D on any warranty, representation, or covenant made by the Transferring Parties in this Agreement, or under any of its indemnities in this Agreement, regarding any single claim, loss, expense, obligation, or other liability that does not exceed $2,500; provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations, and liabilities not exceeding $2,500 each reaches $10,000, the Transferring Parties will, subject to the within limitation on their maximum aggregate liability, thereafter be liable in full for all those breaches and indemnities and regarding all those claims, losses, expenses, obligations, and liabilities. The maximum aggregate liability for which the Transferring Parties shall be liable under this provision shall be $250,000. In addition to the above, the Transferring Parties will execute and deliver to 3D a separate guarantee of $40,000 of the monies owed to Design by Biobottoms and/or its parent company, Genesis Direct, Inc./Proteam.com, together with security by way of a personal guarantee reasonably acceptable to 3D.

     11.2 Tax Benefits. In computing the amount to be paid by the Transferring Parties under its indemnity obligations, there will be deducted an amount equal to any tax benefits actually received by 3D, taking into account the income tax treatment of the receipt of these payments.

     11.3 Prompt Notification. 3D will promptly notify the Transferring Parties of the existence of any claim, demand, or other matter to which the Transferring Parties' indemnification obligations would apply, and will give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided that 3D will at all times also have the right to participate fully in the defense at 3D's own expense. If, within a reasonable time after this notice, the Transferring Parties fail to defend, 3D will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf and at the risk of the Transferring Parties. If the claim is one that cannot by its nature be defended solely by the Transferring Parties (including any federal or state tax proceeding), 3D will make available all information and assistance that the Transferring Parties may reasonably request.

                                  ARTICLE XII.

                                  USE OF NAME.
                                  -----------

     No Use of Name. After the Closing Date, Design will not use, directly or indirectly, the name "Design Base Los Angeles", or any version thereof, without 3D's permission.

                                  ARTICLE XIII.

                                 3D'S INDEMNITY.
                                 --------------

     13.1 Indemnification. 3D will indemnify, defend, and hold harmless the Transferring Parties against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities (including Assumed Liabilities), damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees, that Design will incur or suffer, that arise from any breach of, or failure by 3D to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by 3D under this Agreement. Despite any other provision of this

Agreement, 3D will not be liable to the Transferring Parties on any warranty, representation, or covenant made by 3D in this Agreement, or under any of its indemnities in this Agreement, regarding any single claim, loss, expense, obligation, or other liability that does not exceed $2,500; provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations, and liabilities not exceeding $2,500 each reaches $10,000, 3D will, subject to the within limitation on its maximum aggregate liability, thereafter be liable in full for all those breaches and indemnities and regarding all those claims, losses, expenses, obligations, and liabilities. The maximum aggregate liability for which 3D shall be liable under this provision shall be $250,000.

     13.2 Tax Benefits. In computing the amount to be paid by 3D under its indemnity obligations, there will be deducted an amount equal to any tax benefits actually received by the Transferring Parties taking into account the income tax treatment of the receipt of these payments.

     13.3 Prompt Notification. The Transferring Parties will promptly notify 3D of the existence of any claim, demand, or other matter to which 3D's indemnification obligations would apply, and will give 3D a reasonable opportunity to defend the same at 3D's own expense and with counsel of 3D's own selection; provided that the Transferring Parties will at all times also have the right to participate fully in the defense at their own expense. If, within a reasonable time after this notice, 3D fails to defend, the Transferring Parties will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf and at the risk of 3D. If the claim is one that cannot by its nature be defended solely by 3D (including any federal or state tax proceeding), the Transferring Parties will make available all information and assistance that 3D may reasonably request.

                                  ARTICLE XIV.

                                 MISCELLANEOUS.
                                 -------------

     14.1 Joint Announcements. All notices to third parties and all other publicity concerning the transactions contemplated in this Agreement will be jointly planned and coordinated by and between 3D and Design. No party will act unilaterally in this regard without the prior written approval of the other; however, this approval will not be unreasonably withheld.

     14.2 No Brokers, Finders. Each party warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

     14.3 Expenses. Each of the parties shall pay their respective expenses incurred or to be incurred in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated in this Agreement.

     14.4 Subject Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience only and will not affect the construction or interpretation of any of its provisions.

     14.5 Entire Agreement; Writing Required to Amend; Limitations on Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement will be considered, or will constitute, a waiver of any other provision, and no waiver will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver. The parties acknowledge that under certain provisions of the California Civil Code, the California Commercial Code and other applicable case and/or statutory authority, the parties may modify this Agreement by partial performance or orally. The parties hereby waive their right to modify this Agreement orally or by partial performance.

     14.6 Execution. This Agreement may be executed simultaneously in one or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

     14.7 No Third-Party Beneficiaries. Except as third parties are relieved of or indemnified from liabilities hereunder, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns; nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement; and no provision will give any third persons any right of subrogation or action against any party to this Agreement.

     14.8 Successors and Assigns. This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns.

     14.9 Arbitration. Any controversy or claim arising from or relating to this Agreement, or its making, performance, or interpretation, will be settled by arbitration in Los Angeles, California under the commercial arbitration rules of the American Arbitration Association then existing. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     14.10 Attorneys' Fees. If any legal action, arbitration, or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney fees and other costs (including arbitrator's or referee's fees, and other reasonable costs of such litigation or proceeding that may not be taxable as court costs) incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

     14.11 Survival of Representations, Warranties. Except for the representations and warranties set forth in paragraph 2.5 hereof, all representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, will survive the Closing for a period of eighteen months, and any action or other proceeding based upon such representations, warranties, covenants and agreements must be brought, if at all, within twenty one months of the Closing. The representations and warranties set forth in paragraph 2.5 hereof shall survive the Closing for a period of six months, and any action or other proceeding based thereon must be brought, if at all, within twelve months of the Closing.

     14.12 Notices. All notices, requests, demands, and other communications under this Agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

If to 3D:                  Lawrence Weisdorn, c/o 3D
                           517 Boccaccio Avenue
                           Venice, California 90291

If to Design or            Brian Smith or Todd Hosaka, c/o Design
the Shareholders:          10859 Burbank Blvd.
                           North Hollywood, California

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

     14.13 Governing Laws. This Agreement will be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

     14.14 Consistent Reporting. Each party will file its federal income tax returns consistent with the treatment of the transactions contemplated by this Agreement as a reorganization within the meaning of Code Section 368(a)(1)(C) unless otherwise required by judicial or Internal Revenue Service determination or unless advised by its tax advisors that there is no reasonable basis for such a position. Each party will furnish information reasonably requested by the other party to assist the requesting party in connection with such reporting.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it to be effective as of the day and year first above written.


"Design"                               DESIGN BASE LOS ANGELES, INC.

                                       /s/ Brian Smith
                                       -----------------------------------
                                  Name: Brian Smith
                                       -----------------------------------
                                 Title: President
                                       -----------------------------------



"3D"                                   3DSHOPPING.COM

                                       /s/ Lawrence Wiesdorn
                                       -----------------------------------
                                  Name: Lawrence Wiesdorn
                                       -----------------------------------
                                 Title: President and CEO
                                       -----------------------------------



"Design Shareholders"                  /s/ Brian Smith
                                       -----------------------------------
                                       Brian Smith


                                       /s/ Todd Hosaka
                                       -----------------------------------
                                       Todd Hosaka